                                                               EXHIBIT 10.25

                         [ONYX PHARMACEUTICALS LETTERHEAD]

                             SCIENTIFIC ADVISORY BOARD
                                CONSULTING AGREEMENT


THIS SCIENTIFIC ADVISORY BOARD CONSULTING AGREEMENT (the "Agreement") is made and effective as of September 10, 1999 by and between Allan Balmain, an individual residing at 105 Reed Ranch Road, Tiburon, California 94920 ("Advisor") and ONYX Pharmaceuticals, Inc., a corporation organized under the laws of the State of California (the "Company").

WHEREAS, the Company wishes to retain the Advisor in a consulting capacity as a member of the Company's Scientific Advisory Board, and the Advisor desires to perform such consulting services for the Company; and

WHEREAS, the Company has previously retained the Advisor as a consultant pursuant to a consulting agreement, which the Company and the Advisor wish to supersede and terminate by this Agreement;

NOW, THEREFORE, Advisor and Company agree as follows:

1. DESCRIPTION OF SERVICES. Company hereby retains Advisor as a member of the Scientific Advisory Board of and as a consultant to Company, and Advisor hereby agrees (i) to act as a member of the Scientific Advisory Board, and
     (ii) to perform the following services for Company.

Advisor's consultation with the Company will be in the field of cancer and in particular, animal models, involving viruses and p53 mechanisms of affecting cell growth ("Field"). Advisor may from time to time be unavailable to attend Advisory Board meetings or perform other consulting duties, due to other prior obligations including, but not limited to teaching and other academic duties and attending scientific conferences, and such unavailability shall not be considered a breach of this Agreement.

2. TERM AND EXPIRATION. This Agreement shall be for three (3) years from the Effective Date unless terminated sooner as provided hereunder. The Agreement may be terminated by either party by giving the other party written notice of termination six (6) months prior to the date of termination.

3. COMPENSATION. For all services provided hereunder, Company will pay Advisor an annual fee of $25,000.00. The first year's annual fee will be payable in advance and before Advisor ceases to be employed by Company as a regular employee. The annual fee of $25,000.00 for years 2 and 3 will be paid in quarterly installments. In addition, Advisor shall be paid $1,200.00 for each full day to a maximum of 25 days of formal Scientific Advisory Board meetings or other consultation days attended at the request of the Company. Additionally, the Company hereby grants Advisor an option to purchase up to 10,500 shares of Company's common stock at the market value on the date these options are granted. These options shall be granted in accordance with the Company's Equity Incentive Plan, and shall vest monthly over a thirty-six (36) month period commencing on September 10, 1999.

     In addition, Advisor's options, which have not vested, shall be canceled pursuant to the Company's 1996 Equity Incentive Plan. However, options vested as of the date of resignation shall be converted to Non-Qualified Stock Options.

          Furthermore, the Amended and Restated Promissory Note (Employee Relocation Loan) (the "Note") dated September 3, 1998 which documents the agreement entered into as of March 26, 1997, will be amended in a form attached as Exhibit A effective on September 10, 1999 when Allan Balmain ceases to be employed by the Company.

4. EXPENSES. Company will reimburse Advisor for any actual expenses incurred by Advisor while rendering services under this Agreement so long as the expenses are reasonable and necessary. Such expenses shall include reasonable and necessary travel, lodging and meals in connection with services performed under this Agreement in accordance with the Company's Travel Policy. Requests for reimbursement shall be in a form reasonably acceptable to Company.

5. PROPRIETARY INFORMATION AND PATENTS. Advisor understands and agrees that the Company possesses and will continue to possess information that has been created, discovered, or developed, or has otherwise become known to the

     Company, including information made known to or created, discovered, or developed by Advisor, arising out of his retention as an Advisor by the Company, which information has commercial value in the business in which the Company is engaged. All of the aforementioned information is hereinafter called "Proprietary Information". By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, formulae, data and know-how, improvements, inventions, techniques, planned products, research and development, marketing plans, business plans, strategies, forecasts, customer lists, confidential information about finances, marketing, pricing, costs or compensation.

     a) All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents and other rights in connection therewith. At all times during his retention as an Advisor by the Company and at all times after termination of such retention, Advisor will keep in confidence and trust all Proprietary Information, and will not use for his own account (or for the benefit of any person or entity), or disclose any Proprietary Information or anything relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing his duties as an Advisor of the Company.

     b) All documents, data, records, apparatus, equipment and other physical property, whether or not pertaining to Proprietary Information, furnished to Advisor by the Company or produced by Advisor or others in connection with Advisor's retention shall be and remain the sole property of the Company and shall be returned promptly to the Company as and when requested by the Company. In any event, Advisor shall return and deliver all such property upon termination of his retention as an Advisor for any reason, and Advisor will not retain any such property or any reproduction of such property upon such termination.

     c) Subject to the terms of paragraph 5(e), below, the Consultant hereby assigns to the Company any right, title, and interest he may have in any invention, discovery, improvement, or other intellectual property which (i) the Consultant develops solely as a direct result of performing consulting services for the Company under this Agreement and (ii) is not generated in the course of the Consultant's activities as a

          University faculty member and is not assignable to the University. Any intellectual property assignable to the Company pursuant to the preceding sentence is hereinafter referred to as "Company Intellectual Property." Upon the request of the Company, the Consultant shall execute such further assignments, documents, and other instruments as may be necessary to assign Company Intellectual Property to the Company and to assist the Company in applying for, obtaining and enforcing patents or other rights in the United States and in any foreign country with respect to any Company Intellectual Property. The Company will bear the cost of preparation of all patent or other applications and assignments, and the cost of obtaining and enforcing all patents and other rights to Company Intellectual Property.

     d) Advisor may freely publish any results of his work covered under the Agreement, provided that a prior U.S. patent application is made on any potentially patentable aspects of his work. Advisor agrees to provide Company with sufficient disclosure not less than sixty (60) days prior to publication, to allow Company to have patent applications prepared on inventions or other information made or acquired under this Agreement of potential commercial values. Company agrees to keep all such disclosures confidential prior to publication.

     e) The Company shall have no rights by reason of this Agreement in any publication, invention, discovery, improvement, or other intellectual property whatsoever, whether or not publishable, patentable, or copyrightable, which is developed as a result of a program of research financed, in whole or in part, by funds provided by or under the control of the University. The Company also acknowledges and agrees that it will enjoy no priority or advantage as a result of the consultancy created by this Agreement in gaining access, whether by license or otherwise, to any proprietary information or intellectual property that arises from any research undertaken by the Consultant in his capacity as a member of the faculty of the University.

6. CONSULTING LIMITATION. During the term of this Agreement, Advisor agrees that he will not consult to, advise, or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with regard to any person, business or enterprise which is in actual or potential competition with the Company or its affiliates, as reasonably determined by the Company, without the express prior written consent of the Company.

7. NO CONFLICT. Advisor represents that his performance of all the terms of this Agreement and that his retention as an Advisor to the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by consultant in confidence or in trust prior to his retention as an Advisor by the Company. Advisor has not entered into, and agrees he will not enter into, any agreement, either written or oral, in conflict herewith. Advisor understands as part of the consideration for the offer to retain him as an Advisor, and of his retention as an Advisor and consultant by the Company, that he has not brought and will not bring with him to the Company or use in the performance of his responsibility at the Company any equipment, supplies, facility or trade secret information of any current or former employer which are not generally available to the public, unless he has obtained written authorization for their possession and use. Advisor also understands that, in his retention as an Advisor of the Company, he is not to breach any obligation of confidentiality that he has to others, and he agrees that he shall fulfill all obligations during his retention as an Advisor with the Company.

8. INDEPENDENT CONTRACTOR. In rendering services to Company, Advisor shall act as an independent contractor and not as an employee or agent of Company and as such will not have authority to bind the Company. The Advisor recognizes that no amount will be withheld from his compensation for payment of any Federal, State or local taxes, unless that Company is required by law to withhold any amount, and that the Advisor has sole responsibility to pay such taxes, if any, and file such returns as shall be required by applicable regulations.

9. ASSIGNMENT. Due to the personal nature of the services to be rendered by the Advisor, the Advisor may not assign this Agreement. The Company may fully transfer all rights and liabilities under this Agreement (as a group with other similar agreements with member of the Scientific Advisory Board) to a subsidiary or an affiliate without the consent of the Advisor.
     Subject to the foregoing, this Agreement will inure to the benefit of and be binding upon each of the heirs, assigns, and successors of the respective parties.

10. SEVERABILITY. If any provision of this Agreement shall be declared invalid, illegal or unenforceable, such provision shall be severed and the remaining provisions continue in full force and effect.

11. INDEMNIFICATION. In the event of a lawsuit brought against the Advisor by a third party as a result of the performance of his consulting duties for Company, any costs, expenses or liabilities including legal and court fees as well as any judgment against Advisor will be reimbursed to the Advisor by Company.

12. REMEDIES. Advisor acknowledges that Company will have no adequate remedy at law if Advisor violates the terms of Section 5 or 6 hereof. In such event, Company shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction, injunctive or other relief to restrain any breach of threatened breach of this Agreement.

13. SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the Company's successors, transferees, and assigns.

14. GOVERNING LAW: ENTIRE AGREEMENT; AMENDMENT. This Agreement shall be governed by the laws of the State of California applicable to agreements made and to be performed within such State, represents the entire understanding of the parties, and may only be waived or otherwise amended in writing. All prior agreements and understandings between the parties hereto are hereby terminated and superseded by this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


ONYX PHARMACEUTICALS, INC.              ADVISOR


/s/ Gregory Giotta                      /s/ Allan Balmain
-------------------------               ----------------------------
Gregory Giotta, Ph.D.                   Allan Balmain
Vice-President and Chief Legal Counsel

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

Deborah L. Budach, Esq.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306

--------------------------------------------------------------------------------
                                            SPACE ABOVE FOR RECORDER'S USE


                          FIRST AMENDMENT TO DEED OF TRUST


     THIS FIRST AMENDMENT TO DEED OF TRUST is made and entered into as of September 10, 1999 (this "AMENDMENT"), by ALLAN BALMAIN, PH.D. and
ROSEMARY AKHURST, PH.D. (collectively, "TRUSTOR"), whose address for notice hereunder is 105 Reed Ranch Road, Tiburon, California 94920, and ONYX PHARMACEUTICALS, INC., a Delaware corporation ("BENEFICIARY"), whose address for notice hereunder is 3031 Research Drive, Richmond, California 94806.

                                      RECITALS

     A. Beneficiary is the current owner and holder of that certain Amended and Restated Promissory Note dated as of September 3, 1998, in the original principal amount of $300,000.00, made by Trustor and payable to the order of Beneficiary ("ORIGINAL NOTE"). The Original Note is secured, in part, by that certain Deed of Trust dated as of September 3, 1998 (the "DEED OF TRUST"), executed by Trustor in favor of Beneficiary, which was recorded on October 26, 1998, as Recorder's Series No. 1998-0078338, in the Official Records of Marin County, California RECORDS"), and encumbers the real property and improvements more particularly described on EXHIBIT A attached hereto and incorporated herein by this reference.

     B. Trustor has requested that Beneficiary extend the term of the loan and make certain other amendments thereto. Consequently, the Original Note is being amended and restated in its entirety by that certain Second Amended and Restated Promissory Note dated as of the date hereof, made by Trustor and payable to the order of Beneficiary in the maximum principal amount of $275,000.00 (the "AMENDED AND RESTATED NOTE") to evidence the existing indebtedness owing to Beneficiary under the Original Note, the extension of the term of the loan until the fifth anniversary of the date hereof, the increase in the interest rate applicable to the loan and certain other amendments.

     C. Beneficiary is willing to extend the term of the loan provided that the obligations of Trustor under the Amended and Restated Note are secured by the Deed of Trust and subject to


                                       1.

the terms and conditions as more fully set forth in the Amended and Restated Note and as set forth herein.

     D. This Amendment, the Amended and Restated Note, the Deed of Trust and all other documents entered into or delivered pursuant to any of the foregoing, in each case as originally executed or as the same may from time to time be modified, amended, supplemented, restated or superseded are hereinafter collectively referred to as the "LOAN DOCUMENTS."

                                     AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals which are incorporated herein by this reference, and the mutual covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Trustor hereby agrees to the following amendments to the Deed of Trust:

     1.   AMENDMENTS TO DEED OF TRUST.

          (a) The reference in the fourth paragraph on page 1 of the Deed of Trust to "(1) payment of the sum of $300,000.00 with no interest thereon according to the terms of a promissory note dated September 3, 1998, made by Trustor, payable to order of Beneficiary, and extensions or renewals thereof" shall hereafter be deemed to mean "(1) payment of the sum of $275,000.00 with interest thereon according to the terms of a promissory note dated
September 10, 1999, made by Trustor, payable to order of Beneficiary, and extensions or renewals thereof".

          (b) Wherever the Deed of Trust may refer to the "note" such reference shall hereafter be deemed to mean the Amended and Restated Note.

     2. REPRESENTATIONS AND WARRANTIES. Trustor hereby represents and warrants that no Event of Default (as defined in the Amended and Restated
Note), no breach or failure of condition has occurred (whether or not existing on the date hereof), or would exist with notice or the lapse of time or both, under the Deed of Trust, and that all warranties and representations made in the Deed of Trust, continue to be true and complete in all material respects as of the date hereof after giving effect to this Amendment.

     3. REAFFIRMATION. Trustor hereby reaffirms its obligations under each of the Loan Documents, as amended by the Amended and Restated Note and this Amendment.

     4. NON-IMPAIRMENT; ENTIRE AGREEMENT. Except as expressly provided herein, nothing in this Amendment shall alter or affect any provision, condition or covenant contained in the Deed of Trust or affect or impair any rights, powers, or remedies of Beneficiary thereunder, it being the intent of Trustor that the provisions of the Deed of Trust shall continue in full force and effect, except as expressly modified hereby. This Amendment and the other Loan Documents constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the


                                       2.

parties, whether written or oral, respecting the subject matter hereof. The parties hereto further agree that the Loan Documents, as amended, comprise the entire agreement of the parties thereto and supersede any and all prior agreements, negotiations, correspondence, understandings and other communications between the parties thereto, whether written or oral respecting the extension of credit by Beneficiary to Trustor.

     5. GOVERNING LAW. This Amendment shall be governed by and shall be construed and enforced in accordance with the laws of the State of California.

     6. CLAIMS, COUNTERCLAIMS, DEFENSES, RIGHTS OF SET-OFF. Trustor hereby represents and warrants to Beneficiary that it has no knowledge of any facts that would support a claim, counterclaim, defense or right of set-off.

     7. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto and telephonic notification that such executed counterparts has been received by Trustor and Beneficiary.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

TRUSTOR:

/s/ Allan Balmain
--------------------------------
     ALLAN BALMAIN, PH.D.


/s/ Rosemary Akhurst
--------------------------------
     ROSEMARY AKHURST, PH.D.


BENEFICIARY:

ONYX PHARMACEUTICALS, INC.


By: /s/ Gregory Giotta
    -----------------------------------------
Name: GREGORY GIOTTA
      ---------------------------------------
Title: Vice President and Chief Legal Counsel
       --------------------------------------

                                       3.

                             ONYX PHARMACEUTICALS, INC.

                    SECOND AMENDED AND RESTATED PROMISSORY NOTE

$275,000.00                                                 Richmond, California
                                                              September 10, 1999

FOR VALUE RECEIVED, the undersigned, ALLAN BALMAIN ("CONSULTANT") and ROSEMARY AKHURST (collectively "BORROWERS"), promise to pay to the order of ONYX PHARMACEUTICALS, INC., a Delaware Corporation ("COMPANY"), or its assigns, in lawful money of the United States at the address set forth below, the principal sum of Two Hundred Seventy-Five Thousand and no/100 Dollars ($275,000.00) (the "LOAN").

     1. REPLACEMENT NOTE. This Second Amended and Restated Promissory Note (the "AMENDED NOTE") amends and restates in its entirety that certain Amended and Restated Promissory Note dated as of September 3, 1998, in the stated principal amount of Three Hundred Thousand and no/100 Dollars ($300,000.00) (the "PRIOR NOTE"). The Prior Note had amended and restated in its entirety the agreement entered into as of March 26, 1997, by and between the Company and Borrowers with respect to the Loan made by the Company in an aggregate principal amount of Three Hundred Thousand and no/100 Dollars ($300,000.00). The Prior Note represented the consolidation of an original loan evidenced by a Promissory Note dated March 25, 1997, in the stated principal amount of One Hundred and Seventy Four Thousand and no/100 Dollars ($174,000.00) (the "ORIGINAL NOTE") with an additional loan in the principal amount of One Hundred and Twenty Six Thousand and no/100 Dollars ($126,000.00) (the "ADDITIONAL LOAN"). Borrowers and the Company acknowledge that the $25,000.00 principal payment due December 31, 1998 under the terms of the Original Note has been forgiven by the Company and such amount does not constitute a portion of the principal of this Amended Note. Borrowers acknowledge that the Company is obligated at the time such principal is forgiven to (i) report the amount forgiven and (ii) withhold all appropriate or required federal, state and local insurance and employment taxes from Consultant's salary payments with respect to the amount forgiven.

     2. INTEREST RATE; FORGIVENESS. This Loan is secured by Borrowers' principal residence, and bears interest at the rate of 5.98 % per annum, which is the applicable federal rate for loans of this term and compounding period. Interest shall be due and payable annually in arrears on each December 31 and on the date the Loan is repaid in full, and shall be calculated on the basis of a 365-day year for the actual number of days elapsed; PROVIDED, HOWEVER, that so long as an Event of Default has not occurred, accrued interest will be forgiven as of each interest payment date and the date the Loan is repaid in full. Borrowers acknowledge that the Company is obligated at the time such interest is forgiven to (i) report the amount forgiven and (ii) withhold all appropriate or required federal, state and local insurance and employment taxes from Consultant's salary payments with respect to the amount forgiven.

     3. PAYMENTS; DUE DATE. The Loan shall be due and payable on the fifth anniversary of the date hereof. This Amended Note may be prepaid, in whole or in part, at any time without premium or penalty.


                                       1.

     4. SECTION 217(c) OF IRC; USE OF LOAN PROCEEDS. Borrowers represent, covenant and agree that the proceeds of the Loan were used solely to purchase Borrowers' new principal residence in California acquired in connection with the transfer of Allan Balmain to a new principal place of work (within the meaning of Section 217(c) of the Internal Revenue Code of 1986, as amended). Borrowers hereby certify that they reasonably expect to itemize deductions for federal income tax purposes in the tax returns for each year that the Loan is unpaid. The right of Borrowers to request and receive the Loan hereunder, as well as the benefits of the interest arrangement under this Amended Note, shall not be assignable or otherwise transferable by Borrowers.

     5. CANCELLATION UPON REPAYMENT. Upon payment in full of all principal, this Amended Note shall be surrendered to Borrowers for cancellation.

     6. NOTE SECURED BY DEED OF TRUST. As security for the repayment of the Loan, Borrowers executed a Deed of Trust and Assignment of Rent dated as of September 3, 1998 ("DEED OF TRUST"), granting the Company a security interest in and lien on Borrowers' property located at 105 Reed Ranch Road, Tiburon, California 94920 and as fully described in the Deed of Trust (the "PROPERTY"). Borrowers hereby represent and agree that they will take all actions necessary to continue the Company's beneficial interest in the Property, including, without limitation, the execution and recording of a modification of the Deed of Trust evidencing the modifications evidenced by this Amended Note.

     7. ATTORNEY'S FEES. In the event that proceedings are brought to enforce the repayment of the indebtedness evidenced by this Amended Note, or to enforce any of the rights of the Company as holder of this Amended Note or other obligations of the Borrowers hereunder, the Borrowers promise to pay to the Company reasonable attorneys' fees and costs incurred in connection therewith.

     8. EVENTS OF DEFAULT; REMEDIES. At the option of the company, in its sole discretion, all amounts due hereunder, including unpaid principal and accrued interest, shall become immediately due and payable, upon the occurrence of any of the following events ("EVENTS OF DEFAULT"), except to the extent that, and in such circumstances where, such acceleration is prohibited by law: (1) the commencement of proceedings under any bankruptcy or insolvency law by or against one or more of the Borrowers; (2) breach by the Borrowers of any terms of this Amended Note; or (3) any transfer, conveyance, hypothecation, assignment or encumbrance, whether voluntary, involuntary or by operation of law, of any beneficial interest in the Property by the Borrowers after the date hereof. Borrowers shall notify the Company promptly in writing of the occurrence of any Event of Default and shall pay the Company all damages it may sustain by reason of Borrowers' breach of this covenant of notice. Notwithstanding the foregoing, in the case of an Event of Default pursuant to clause (1) above, all unpaid principal, unpaid interest and other amounts owing hereunder shall automatically be immediately due, payable and collectible by the Company pursuant to applicable law.

          Upon the occurrence of any of the foregoing Events of Default, the Company shall have all of the rights and remedies prescribed or permitted by the terms and provisions of


                                       2.

this Amended Note, together with any and all additional rights and remedies as are then prescribed or permitted under the laws of the State of California.

     9. WAIVERS. Borrowers waive presentment, protest and demand, and notice of protest, demand, dishonor and nonpayment of this Amended Note and diligence in taking any action to collect any amounts owing under this Amended Note and in proceeding against any of the rights and interest in and to the Property.

     10. GOVERNING LAW. This Amended Note shall be governed by and construed in accordance with the laws of the State of California.

     11. NOTICE. Any notice or other communication (except payment) required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or upon deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

     If to Company:      ONYX Pharmaceuticals, Inc.
                         3031 Research Drive
                         Richmond, CA 94806

     Attention:          Hollings C. Renton
                         President & Chief Executive Officer

     If to Borrowers:    Allan Balmain, Ph.D.
                         Rosemary Akhurst, Ph.D.
                         105 Reed Ranch Road
                         Tiburon, California 94920

     Any payment shall be deemed made upon receipt by the Company. Each of the above addressees may change its address for purposes of this paragraph by giving to the other addressee notice in conformance with this paragraph of such new address.

     IN WITNESS WHEREOF, Borrowers have executed this Amended Note effective as of the date first written above.

BORROWER                                BORROWER


/s/ Allan Balmain                       /s/ Rosemary Akhurst
-----------------------                 ---------------------------
ALLAN BALMAIN, PH.D.                    ROSEMARY AKHURST, PH.D.




                                       3.